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                                                                    Exhibit 23.1
                                                                    ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-63699, No. 333-67535, No. 333-89551, No. 33-
89505, and No. 333-35996) and Form S-3 (No. 333-60877) and in the related
Prospectuses, of our report, dated January 16, 2001, relating to the consolidated financial statements of C&F Financial Corporation and subsidiary, included in the 2000 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2000.


                              /s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 22, 2001